UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): September 9, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On June 22, 2015, the Registrant filed a Form 8-K to report that WHLR-Grove Park, LLC, a Delaware limited liability company (“WHLR-Grove Park”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into a Purchase and Sale Agreement as buyer, with Grove Park Property, LLC, a South Carolina limited liability company, as seller ("Seller"), for the purchase of a retail shopping center in Orangeburg, South Carolina, commonly known as Grove Park Shopping Center, for the sales price of Six Million Six Hundred Thousand and 00/100 Dollars ($6,600,000).
On September 9, 2015, WHLR-Grove Park closed the transaction and acquired Grove Park Shopping Center for $6,600,000.
No director, officer or affiliate of the Registrant is affiliated with the Seller.
On September 10, 2015, the Registrant filed a press release announcing the acquisition of Grove Park Shopping Center, which is filed as Exhibit 99.1 to this Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
The Registrant will file requisite financial information for Grove Park Shopping Center no later than 71 calendar days after the initial filing of this Current Report on Form 8-K.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.
99.1    Press release, dated September 10, 2015, announcing the completion of the acquisition of Grove Park Shopping Center.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: September 10, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release, dated September 10, 2015, announcing the completion of the acquisition of Grove Park Shopping Center.